UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2009

Virginia Commerce Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Virginia	0-28635	54-1964895
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

5350 Lee Highway, Arlington, Virginia  22207

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  703.534.0700

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment if Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2009, John P. Perseo, Jr., Executive Vice President — Operations and Technology, of Virginia Commerce Bank (the “Bank”), resigned, effective immediately, for personal reasons.  The Bank expects that it will enter into a consulting agreement with Mr. Perseo, pursuant to which Mr. Perseo will provide continuing services to the Bank on projects in process as of the date of his resignation, for a period of approximately three months, and such other matters as may be mutually agreed upon.  Mr. Perseo’s compensation under the consulting agreement is expected to be at an annualized rate equal to his current base salary of $164,800.

Michael G. Anzillotti, President of the Company, will assume Mr. Perseo’s duties as acting head of the departments until a successor is appointed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

By:	/s/ Peter A. Converse
Peter A. Converse, Chief Executive Officer

Dated:  May 7, 2009